Exhibit (c)(14)

                                                   Ignite Performance in Context  February 2019

Goldman Sachs

INVESTMENT BANKING DIVISION

Ignite Performance in Context

Summary Insights

- **In the days following Nova's offer on 9-Nov-2018, Ignite's share price increased ~11% and has remained flat since the offer**
  - Comparably, Spark's share price is unchanged since 9-Nov-2018
  - The S&P 500 and the Russell 5000 is down (2.7)% and (3.1)% respectively since 9-Nov-2018
  - Key comparables are also only up ~ 2-4%
- **Had Ignite performed in line with Spark, its share price would currently be $38.01 (vs. $43.25 as of 01-Feb-2019)**
  - Had Ignite performed in line with the S&P 500, its implied share price would currently be $39.06
- **On a multiples basis, Ignite appears to be trading at a premium**
  - Ignite currently trades at 7.9x NTM EBITDA (excl. cash distributions) // 7.1x (incl. cash distributions)
    - Over the last 10 years, Ignite has traded at an average multiple of 7.3x NTM EBITDA (excl. cash distributions) // 6.8x (incl. cash distributions)
    - Spark is currently trading at 6.4x NTM EBITDA
    - For comparison, Nova's $42 per share offer implies a multiple of 7.7x NTM EBITDA (excl. cash distributions) // 6.9x (incl. cash distributions)
  - Ignite currently trades at an NTM P/E multiple of 21.4x
    - Over the last 10 years, Ignite has traded at an average NTM P/E of 18.7x, and Ignite is currently at 15.6x
    - Nova's $42 per share offer implies a P/E multiple of 20.8x

Source: IBES, CapIQ as of 01-Feb-2019

Ignite Performance in Context

2

                                                                                 (10)%  100%  210%  320%  Feb-2009  Oct-2010  Jun-2012  Feb-2014  Oct-2015  Jun-2017  Jan-2019  Indexed Price    Ignite    Spark    S&P 500 Index    Russell 2000 Index  234.9%225.2%  84.4%  13.5%  Returns  Since 11/09/18  1-Yr  3-Yr  5-Yr  10-Yr  Ignite SparkS&P 500 IndexRussell 2000 Index  10.7%0.0% (2.7)% (3.1)%  (8.3)%(20.4)%(4.1)%(4.9)%  26.1% (13.5)%39.6%45.5%  32.6% (13.5)%55.4%37.2%  84.4%13.5%225.2%234.9 %    Indexed Stock Price ChartSince Jan-2009  Source: IBES, CapIQ as of 01-Feb-2019  3  Ignite Performance in Context

                                                                                             80%  90%  100%  110%  120%  9-Nov-2018  23-Nov-2018  7-Dec-2018  21-Dec-2018  1-Feb-2019  Indexed Price          IgniteRussell 2000 Index      10.7%  4.4%2.0%  0.0%  (2.7)%  (3.1)%    Indexed Stock Price ChartSince Offer Announcement on 9-Nov-2018  Source: IBES, CapIQ as of 01-Feb-20191 Live Content includes Madison Square Garden, Formula One, WWE, and Lions Gate  Spark1Live Content  4-Jan-2019 18-Jan-2019S&P 500 Index2Live Entertainment  Implied Ignite share price at Spark performance: $39.06    Implied Ignite share price at S&P 500 performance: $38.01  2Live Entertainment includes Cedar Fair, Six Flags, Sea World, and Live NationIgnite Performance in Context  4

                                                                                     $ 0  $ 10  $ 20  $ 30  $ 50  Jan-2009  Oct-2010  Jun-2012  Jan-2014  Oct-2015  Jun-2017  Feb-2019    Ignite    Spark  $ 16.34  Absolute Stock Price ChartSince Jan-2009  Implied Ignite Share Price at Spark Performance  Average  1-Yr  3-Yr  5-Yr  10-Yr    ISC  $ 42.78  $ 38.26  $ 36.15  $ 31.79  $ 40  TRK  17.43  18.61  19.15  17.46        $ 43.25$ 39.06$ 38.01    Implied Ignite Share Price at S&P 500 Performance  Source: IBES, CapIQ as of 01-Feb-2019Note: Implied Ignite share price is calculated based on the return of the S&P 500 from 9-Nov-18 to 1-Feb-2019Ignite Performance in Context  5

                                                                                                       7.9x  6.4x  4.0 x  5.0 x  6.0 x  7.0 x  8.0 x  9.0 x  10.0 x  11.0 x  12.0 x  Jan-2009  Sep-2010  Jan-2019  NTM-Time Weighted EBITDA Multiple    Ignite (excl. Cash Distributions)May-2012 Jan-2014    Ignite (incl. Cash Distributions)Sep-2015 May-2017    Spark  7.1x  EBITDA Multiples Over TimeSince Jan-2009      $42 / Share Implied Multiple (excl. Cash Dist.): 7.7x  $42 / Share Implied Multiple  (incl. Cash Dist.): 6.9x  Average  3-Month  1-Yr  3-Yr  5-Yr  10-Yr  Ignite (excl. Cash Distributions) Ignite (incl. Cash Distributions) Spark  8.0 x7.1 x6.5 x  8.1 x7.3 x6.8 x  7.7 x6.9 x7.2 x  7.8 x7.0 x7.5 x  7.3 x6.8 x7.0 x    Source: IBES, CapIQ as of 01-Feb-2019Note: Ignite Adjusted EBITDA includes cash distributions from equity investments beginning in 2012, assuming projections in line with forward-year actual cash distributions.Ignite Performance in Context  6

                                                     P/E Multiples Over TimeSince Jan-2009    $42 / Share Implied P / E: 20.8 x                              21.4 x  15.6 x  0.0 x  10.0 x  20.0 x  30.0 x  Jan-2009  Sep-2010  May-2012  Jan-2014  Sep-2015  May-2017  Jan-2019  NTM-Time Weighted P/E Multiple    Ignite    Spark  Average  1-Yr  3-Yr  5-Yr  10-Yr  Ignite Spark  20.5 x16.2 x  21.4 x18.0 x  21.5 x18.3 x  18.7 x16.0 x    Source: IBES, CapIQ as of 01-Feb-2019Ignite Performance in Context  7

Goldman Sachs
INVESTMENT BANKING DIVISION

Multiples Over Time

CYE 2008 – CYE 2014

	Ignite				Spark		
Date	EV / Revenue	EV / EBITDA (excl. Cash Distributions)	EV / EBITDA (incl. Cash Dist.)	P / E	EV / Revenue	EV / EBITDA	P / E
CYE 2008	**2.3 x**	**5.7 x**	**5.7 x**	**10.0 x**	**2.0 x**	**5.0 x**	**6.6 x**
Mar-2009	1.9	5.3	5.3	9.4	2.2	5.0	7.2
Jun-2009	2.2	6.5	6.5	10.7	2.3	5.5	8.3
Sep-2009	2.3	6.7	6.7	15.1	2.2	5.6	9.2
CYE 2009	**2.2 x**	**6.6 x**	**6.6 x**	**15.6 x**	**2.4 x**	**6.2 x**	**11.0 x**
Mar-2010	2.1	6.5	6.5	15.3	2.4	6.4	12.7
Jun-2010	2.2	6.6	6.6	15.9	2.2	6.0	12.7
Sep-2010	2.0	6.3	6.3	16.4	2.3	6.6	14.1
CYE 2010	**2.2 x**	**7.0 x**	**7.0 x**	**18.1 x**	**2.3 x**	**6.6 x**	**13.7 x**
Mar-2011	2.6	7.3	7.3	19.0	2.4	6.9	15.1
Jun-2011	2.5	7.0	7.0	16.4	2.3	6.7	13.7
Sep-2011	1.9	5.5	5.5	13.9	2.0	6.0	11.1
CYE 2011	**2.2 x**	**6.5 x**	**6.5 x**	**15.4 x**	**2.3 x**	**6.6 x**	**13.3 x**
Mar-2012	2.3	6.9	6.6	16.3	2.5	7.4	16.4
Jun-2012	2.3	6.8	6.4	15.6	2.3	7.0	15.5
Sep-2012	2.4	7.4	7.0	17.6	2.1	6.4	14.1
CYE 2012	**2.4 x**	**7.7 x**	**7.2 x**	**18.7 x**	**2.4 x**	**7.5 x**	**20.0 x**
Mar-2013	2.8	8.7	7.9	21.9	2.3	7.2	18.3
Jun-2013	2.6	8.4	7.6	21.4	2.3	7.1	16.8
Sep-2013	2.7	8.5	7.7	22.1	2.3	7.6	17.3
CYE 2013	**2.8 x**	**9.2 x**	**8.3 x**	**23.4 x**	**2.5 x**	**8.3 x**	**19.2 x**
Mar-2014	2.7	8.8	7.9	23.5	2.4	8.0	20.7
Jun-2014	2.5	8.3	7.4	23.2	2.3	7.9	20.2
Sep-2014	2.4	8.0	7.2	22.5	2.2	7.5	18.9
CYE 2014	**2.4 x**	**8.2 x**	**7.4 x**	**22.4 x**	**2.5 x**	**8.7 x**	**22.8 x**

Source: IBES, CapIQ as of 01-Feb-2019

Note: Ignite Adjusted EBITDA includes cash distributions from equity investments beginning in 2012, assuming projections in line with forward-year actual cash distributions.

Ignite Performance in Context
8

Goldman Sachs
INVESTMENT BANKING DIVISION

Multiples Over Time

CYE 2014 – Present

	Ignite				Spark		
Date	EV / Revenue	EV / EBITDA (excl. Cash Distributions)	EV / EBITDA (incl. Cash Dist.)	P / E	EV / Revenue	EV / EBITDA	P / E
CYE 2014	**2.4 x**	**8.2 x**	**7.4 x**	**22.4 x**	**2.5 x**	**8.7 x**	**22.8 x**
Mar-2015	2.6	8.4	7.2	24.9	2.5	8.7	23.5
Jun-2015	2.9	9.5	8.2	26.4	2.5	8.9	23.2
Sep-2015	2.5	8.3	7.1	24.1	2.0	7.2	18.5
CYE 2015	**2.7 x**	**8.8 x**	**7.5 x**	**24.5 x**	**2.2 x**	**7.9 x**	**21.2 x**
Mar-2016	2.7	8.4	7.5	23.6	2.1	7.4	17.6
Jun-2016	2.4	7.4	6.7	21.2	1.9	7.0	16.2
Sep-2016	2.2	7.0	6.2	22.2	1.9	7.4	19.3
CYE 2016	**2.6 x**	**7.8 x**	**7.0 x**	**24.9 x**	**2.1 x**	**8.4 x**	**22.7 x**
Mar-2017	2.5	7.9	7.0	23.4	1.9	7.7	22.4
Jun-2017	2.5	7.7	6.8	23.6	2.0	8.0	20.3
Sep-2017	2.3	7.3	6.5	23.2	2.1	8.1	22.0
CYE 2017	**2.6 x**	**8.3 x**	**7.4 x**	**25.0 x**	**1.9 x**	**7.4 x**	**20.4 x**
Mar-2018	2.8	8.8	7.8	22.6	1.9	6.9	16.9
Jun-2018	2.8	8.8	7.8	22.6	1.9	7.1	17.4
Sep-2018	2.7	8.5	7.5	21.7	1.8	7.0	17.3
CYE 2018	**2.8 x**	**8.4 x**	**7.5 x**	**22.3 x**	**1.7 x**	**6.6 x**	**15.7 x**
Feb-2019	2.7	7.9	7.1	21.4	1.7	6.4	15.6

Source: IBES, CapIQ as of 01-Feb-2019
Note: Ignite Adjusted EBITDA includes cash distributions from equity investments beginning in 2012, assuming projections in line with forward-year actual cash distributions.

Ignite Performance in Context 9